UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 21, 2026
SOLVENTUM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 001-41968	92-2008841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Yankee Doodle Road, Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (651) 733-1110
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	SOLV	New York Stock Exchange
Securities registered pursuant to section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, the Talent Committee (the “Committee”) of the Board of Directors of Solventum Corporation (the “Company”) adopted and approved the Solventum Executive Severance Plan and Summary Plan Description (the “Severance Plan”), effective June 1, 2026.

The Severance Plan provides severance payments and benefits to certain eligible employees of the Company, including executive officers, in the event of an involuntary termination of employment other than for misconduct or a voluntary termination for good reason, subject to eligibility conditions and the execution of a severance agreement, which includes a release of claims. Under the Severance Plan, eligible participants generally may receive cash severance based on a period of continued base salary (ranging from 9 months to up to 24 months), continued eligibility for incentive compensation, a lump‑sum payment for continued medical and dental coverage, and specified treatment of equity awards, in each case subject to the terms of the Severance Plan.

The Severance Plan replaces and supersedes the Company’s prior Executive Severance Plan and Summary Plan Description, effective April 1, 2024 (the “Prior Plan”).

The Severance Plan includes several changes compared to the Prior Plan, including, but not limited to:

•The Severance Plan provides for 12 months of base salary plus prorated incentive compensation following an eligible termination for direct reports of the Chief Executive Officer, provided that currently serving executive officers who are eligible to receive 18 months of base salary remain eligible for such amount for a period of two years.

•The Severance Plan provides for a lump-sum cash payment equal to the amount of the COBRA premiums required for continued medical and dental coverage for the severance period for the Chief Executive Officer and direct reports of the Chief Executive Officer and their dependents.

•The Severance Plan provides for forfeiture of certain post‑effective date awards and limited vesting for pre‑effective date awards, in each case subject to applicable plan and award terms.

Consistent with the terms of the Severance Plan, certain outstanding compensation and equity arrangements and other rights that arose under the Prior Plan or were granted prior to the effective date of the Severance Plan will continue to be governed by their existing terms (including, for example, treatment of certain equity awards granted prior to the effective date), and the Severance Plan includes provisions intended to preserve such grandfathered rights.

The Severance Plan also includes customary provisions relating to plan administration, compliance with Sections 280G and 409A of the Internal Revenue Code, and the Company’s right to amend or terminate the plan, subject to certain limitations.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Solventum Executive Severance Plan
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLVENTUM CORPORATION

By:	/s/ Wayde McMillan

Wayde McMillan
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Dated: May 27, 2026